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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated March 11, 2002 appearing in this Annual Report on Form 10-K of Vornado Operating Company for the year ended December 31, 2001:

        Registration Statement No. 333-68458 on Form S-8
        Registration Statement No. 333-77143 on Form S-8





DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 11, 2002






We consent to the incorporation by reference in the following Registration Statements of Vornado Operating Company of our report dated February 20, 2002 (March 11, 2002 as to Note 4) relating to the consolidated financial statements of Vornado Crescent Logistics Operating Partnership and Subsidiary appearing in this Annual Report on Form 10-K of Vornado Operating Company for the year ended December 31, 2001:


        Registration Statement No. 333-68458 on Form S-8
        Registration Statement No. 333-77143 on Form S-8





DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 11, 2002